UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2026

John Marshall Bancorp, Inc.

(Exact name of registrant as specified in its charter)

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Virginia	001-41315	81-5424879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1943 Isaac Newton Square, Suite 100

Reston, Virginia 20190

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (703) 584-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	JMSB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

As more fully described in the attached press release dated August 19, 2026, the Board of Directors of John Marshall Bancorp, Inc. (Nasdaq: JMSB) (the “Company”) authorized the extension of the Company’s stock repurchase program (the “Repurchase Program”) on August 18, 2026. The Repurchase Program was originally adopted on August 18, 2021 and was set to expire on August 31, 2026. Under the Repurchase Program, the Company may repurchase up to 700,000 shares of its common stock, par value of $0.01 per share, or approximately 5% of its outstanding shares of common stock. As of June 30, 2026, the Company had approximately 14.11 million shares outstanding.

Any purchases under the Repurchase Program may be made periodically as permitted by securities laws and other legal requirements in the open market or in privately-negotiated transactions. Open market purchases will be conducted in accordance with the limitations set forth in Securities and Exchange Commission (“SEC”) Rule 10b-18 and other applicable legal requirements. Repurchases may be made pursuant to any trading plan that may be adopted in accordance with SEC Rule 10b5-1, which would permit common stock to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. Under applicable law, repurchased shares will be cancelled and revert to the status of authorized but unissued shares. The timing and amount of repurchases of shares, if any, will be determined by the Company’s management, based on its evaluation of market conditions, business, legal and other factors. Information regarding share repurchases will be available in the Company’s periodic reports on Form 10-Q and Form 10-K filed with the SEC as required by the applicable rules of the Securities Exchange Act of 1934.

The Company currently anticipates the Repurchase Program will expire on August 31, 2027, or earlier if all the shares subject to the Repurchase Program have been repurchased. The Repurchase Program does not obligate the Company to repurchase any dollar amount or number of shares. The Repurchase Program may be extended, modified, suspended or terminated at any time without notice, in the Company’s discretion, based upon a number of factors, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, the need for capital in the Company’s operations and other factors deemed appropriate. These factors may also affect the timing and amount of stock repurchases.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN MARSHALL BANCORP, INC.

Date: August 19, 2026	By:	/s/ Kent D. Carstater
Kent D. Carstater Senior Executive Vice President, Chief Financial Officer